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                              Skadden, Arps, Slate, Meagher & Flom LLP



                                                               November 18, 1997




Teligent, Inc.
8065 Leesburg Pike
Vienna, Virginia  22182

                           Re:      Teligent, Inc.
                                    Registration on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to Teligent, Inc., a Delaware corporation (the "Company"), in connection with the public offering (the "Offering") of $250,000,000 aggregate principal amount of the Company's Senior Notes due 2007 (the "Senior Notes") and the aggregate principal amount at maturity that would generate gross proceeds to the Company of $150,000,000 of the Company's Senior Discount Notes due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Securities"), each to be issued under an indenture (together, the "Indentures") to be entered into between the Company and First Union National Bank, as Trustee (the "Trustee").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-37373) with respect to the Offering as filed with the Securities and Exchange Commission (the "Commission") on October 7, 1997 under the Act, as amended by Amendments Nos. 1, 2 and 3 to the Registration Statement as filed with the Commission on



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Teligent, Inc.
November 18, 1997
Page 2




October 30, 1997, November 10, 1997 and November 18, 1997, respectively (such Registration Statement, as so amended, being hereinafter referred to as the

"Registration Statement"); (ii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Company, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, TD Securities (USA) Inc. and Goldman, Sach & Co., as representatives of the several Underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the forms of the Indentures filed as exhibits to the Registration Statement; (iv) the respective forms of the Securities; (v) the Certificate of Incorporation of the Company, as presently in effect; (vi) the By-Laws of the Company, as presently in effect; (vii) the form of Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement, to be in effect as of the consummation of the Offering (the "Certificate of Incorporation"); (viii) the form of By-Laws of the Company filed as an exhibit to the Registration Statement, to be in effect as of the consummation of the Offering (the "By-Laws"); and (ix) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Offering Committee appointed by the Board of Directors of the Company (the "Offering Committee"), in each case relating to the issuance and sale of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination



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Teligent, Inc.
November 18, 1997
Page 3




of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed the effectiveness of the Certificate of Incorporation in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the due adoption and continuance in full force and effect of the By-Laws. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  The opinions expressed herein are limited to the DGCL and the laws of the State of New York.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended;
(ii) the Draft Resolutions have been adopted by the Offering Committee; (iii) the interest rate, maturity, redemption and other terms of the Securities as well as the price at which the Securities are to be sold to the Underwriters pursuant to the Purchase Agreement and other matters relating to the issuance and sale of the Securities have been approved by the Offering Committee in accordance with the Draft Resolutions; (iv) each of the Indentures and the Purchase Agreement have been duly executed and delivered; and (v) the Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the issuance and sale of the Securities will have been duly authorized, and the Securities will be valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their

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Teligent, Inc.
November 18, 1997
Page 4



terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 514 of each of the Indentures may be deemed unenforceable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                               Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP